Exhibit 10.2

GUARANTY

     THIS GUARANTY is executed as of October 27, 2004, by the undersigned (“Guarantor”), for the benefit of JPMorgan Chase Bank (in its capacity as Administrative Agent for the benefit of the Lender Parties).

RECITALS

     A. Affiliated Computer Services, Inc., other Borrowers from time to time party thereto, JPMorgan Chase Bank, as Administrative Agent (including its permitted successors and assigns in such capacity, “Administrative Agent”), and certain other lenders (including their respective permitted successors and assigns) have entered into a Five Year Competitive Advance and Revolving Credit Facility Agreement, dated as of October 27, 2004 (as amended, modified, supplemented, or restated from time to time, the “Credit Agreement”); and

     B. This Guaranty is integral to the transactions contemplated by the Loan Documents and the execution and delivery hereof is a condition precedent to Lenders Parties’ obligations to extend credit under the Loan Documents.

     ACCORDINGLY, for adequate and sufficient consideration, the receipt and adequacy of which are hereby acknowledged, Guarantor guarantees to the Administrative Agent and the Lender Parties the prompt payment of the Guaranteed Debt (defined below) as follows:

     1. DEFINITIONS. Terms defined in the Credit Agreement have the same meanings when used, unless otherwise defined, in this Guaranty. As used in this Guaranty:

     Borrower means any Borrower (as defined in the Credit Agreement) other than Guarantor, any such Borrower as a debtor-in-possession, and any receiver, trustee, liquidator, conservator, custodian, or similar party appointed for any such Borrower or for all or substantially all of any such Borrower’s assets under any Debtor Relief Law.

     Credit Agreement is defined in the recitals to this Guaranty.

     Guaranteed Debt means, collectively, (a) the Obligations of the Borrowers and (b) all present and future costs, attorneys’ fees, and expenses reasonably incurred by Administrative Agent or any Lender Party to enforce any Borrower’s, Guarantor’s, or any other obligor’s payment of any of the Guaranteed Debt, including, without limitation (to the extent lawful), all present and future amounts that would become due but for the operation of § 502 or 506 or any other provision of Title 11 of the United States Code and all present and future accrued and unpaid interest (including, without limitation, all post-maturity interest and any post-petition interest in any proceeding under Debtor Relief Laws to which any Borrower or Guarantor becomes subject).

     Guarantor is defined in the preamble to this Guaranty.

     Lender Party means, individually, or Lender Parties means, collectively, on any date of determination, the Administrative Agent and the Lender Parties and their permitted successors and assigns.

     Subordinated Debt means all present and future obligations of any Borrower to Guarantor, whether those obligations are (a) direct, indirect, fixed, contingent, liquidated, unliquidated, joint, several, or joint and several, (b) due or to become due to Guarantor, (c) held by or are to be held by Guarantor, (d) created directly or acquired by assignment or otherwise, or (e) evidenced in writing.

Guaranty

     2. GUARANTY. This is an absolute, irrevocable, and continuing guaranty of payment, not collection, and the circumstance that at any time or from time to time the Guaranteed Debt may be paid in full does not affect the obligation of Guarantor with respect to the Guaranteed Debt incurred after that. This Guaranty remains in effect and is a continuing guaranty until the Guaranteed Debt (other than contingent Obligations included in the Guaranteed Debt for which no demand has been made) is fully paid in cash and performed, and all commitments to extend any credit under the Loan Documents have terminated, all Letters of Credit and Competitive Letters of Credit have expired or been terminated; and, upon the occurrence of each such event, this Guaranty shall automatically terminate without any further action on the part of any Person (other than with respect to such obligations included in the Guaranteed Debt that expressly survive the termination of the Aggregate Commitments and repayment of all other Obligations). Guarantor may not rescind or revoke its obligations with respect to the Guaranteed Debt. Notwithstanding anything to the contrary contained in this Guaranty or any other agreement or instrument executed in connection with the payment of any of the Guaranteed Debt, the amount of the Guaranteed Debt guaranteed by Guarantor under this Guaranty shall be limited to an aggregate amount equal to the largest amount that would not render Guarantor’s obligations hereunder subject to avoidance under § 548 of the United States Bankruptcy Code or any comparable provision of any applicable state Law.

     3. CONSIDERATION. Guarantor represents and warrants that the extension of credit and other transactions under the Credit Agreement may reasonably be expected to directly or indirectly benefit it, that it is benefiting from the advances made to the Borrowers, and that the value of the consideration received and to be received by Guarantor is reasonably worth at least as much as Guarantor’s liability and obligation under this Guaranty.

     4. CUMULATIVE RIGHTS. If Guarantor becomes liable for any indebtedness owing by any Borrower to the Administrative Agent or any Lender Party, other than under this Guaranty, that liability may not be in any manner impaired or affected by this Guaranty. The rights of the Administrative Agent or the Lender Parties under this Guaranty are cumulative of any and all other rights that the Administrative Agent or the Lender Parties may ever have against Guarantor. The exercise by the Administrative Agent or the Lender Parties of any right under this Guaranty or otherwise does not preclude the concurrent or subsequent exercise of any other right.

     5. PAYMENT UPON DEMAND. If an Event of Default exists, Guarantor shall, on demand and without further notice of dishonor and without any notice having been given to Guarantor previous to that demand of either the acceptance by the Administrative Agent or the Lender Parties of this Guaranty or the creation or incurrence of any Guaranteed Debt, pay the amount of the Guaranteed Debt then due and payable to the Administrative Agent and the Lender Parties. It is not necessary for the Administrative Agent or the Lender Parties, in order to enforce that payment by Guarantor, first or contemporaneously to institute suit or exhaust remedies against any Borrower or others liable on any Guaranteed Debt or to enforce rights against any Collateral securing any Guaranteed Debt.

     6. SUBORDINATION. The Subordinated Debt is expressly subordinated to the full and final payment of the Guaranteed Debt. Upon the occurrence and during the continuation of an Event of Default and upon receipt of written notice from the Administrative Agent so directing, Guarantor agrees not to accept any payment of any Subordinated Debt from any Company. If Guarantor receives any payment of any Subordinated Debt in violation of the foregoing, Guarantor shall hold that payment in trust for the Administrative Agent and the Lender Parties and promptly turn it over to the Administrative Agent, in the form received (with any necessary endorsements), to be applied to the Guaranteed Debt.

     7. SUBROGATION AND CONTRIBUTION. Until payment in full of the Guaranteed Debt (other than contingent Obligations included in the Guaranteed Debt for which no demand has been made), the termination of all commitments to extend any credit under the Loan Documents, and the

Guaranty

expiration or termination of all Letters of Credit and Competitive Letters of Credit, (a) Guarantor may not assert, enforce, or otherwise exercise any right of subrogation to any of the rights or Liens of the Administrative Agent or the Lender Parties or any other beneficiary against any Borrower or any other obligor on the Guaranteed Debt or any collateral or other security (if any) or any right of recourse, reimbursement, subrogation, contribution, indemnification, or similar right against any Borrower or any other obligor on any Guaranteed Debt or Guarantor of it, (b) Guarantor defers all of the foregoing rights (whether they arise in equity, under contract, by statute, under common Law, or otherwise), and (c) Guarantor defers the benefit of, and subordinates any right to participate in, any collateral or other security (if any) given to the Administrative Agent or the Lender Parties or any other beneficiary to secure payment of any Guaranteed Debt.

     8. NO RELEASE. Guarantor’s obligations under this Guaranty may not be released, diminished, or affected by the occurrence of any one or more of the following events: (a) any taking or accepting of any other security or assurance for any Guaranteed Debt; (b) any release, surrender, exchange, subordination, impairment, or loss of any collateral securing any Guaranteed Debt (if any); (c) any full or partial release of the liability of any other obligor on the Obligation, except for any final release resulting from payment in full in cash of the entire Obligations (other than contingent Obligations included in the Guaranteed Debt for which no demand has been made); (d) the modification of, or waiver of compliance with, any terms of any other Loan Document; (e) the insolvency, bankruptcy, or lack of corporate or partnership power of any other obligor at any time liable for any Guaranteed Debt, whether now existing or occurring in the future; (f) any renewal, extension, or rearrangement of any Guaranteed Debt or any adjustment, indulgence, forbearance, or compromise that may be granted or given by the Administrative Agent or any Lender Party to any other obligor on the Obligations; (g) any neglect, delay, omission, failure, or refusal of the Administrative Agent or any Lender Party to take or prosecute any action in connection with the Guaranteed Debt or to foreclose, take, or prosecute any action in connection with any Loan Document; (h) any failure of the Administrative Agent or any Lender Party to notify Guarantor of any renewal, extension, or assignment of any Guaranteed Debt, or the release of any security or of any other action taken or refrained from being taken by the Administrative Agent or any Lender Party against any Borrower or any new agreement between the Administrative Agent, any Lender Party, and any Borrower; it being understood that neither the Administrative Agent nor any Lender Party is required to give Guarantor any notice of any kind under any circumstances whatsoever with respect to or in connection with any Guaranteed Debt, other than any notice required to be given to Guarantor by Law or elsewhere in this Guaranty; (i) the unenforceability of any Guaranteed Debt against any other obligor or any security securing same because it exceeds the amount permitted by Law, the act of creating it is ultra vires, the officers creating it exceeded their authority or violated their fiduciary duties in connection with it, or otherwise; (j) any payment of the Obligations to the Administrative Agent or any Lender Party is held to constitute a preference under any Debtor Relief Law or for any other reason the Administrative Agent or any Lender Party is required to refund that payment or make payment to someone else (and in each such instance this Guaranty will be reinstated in an amount equal to that payment); or (k) any other circumstance (including any statute of limitations) that might otherwise constitute a defense available to, or a discharge of, a borrower or guarantor.

     9. WAIVERS. To the extent permitted by Law, Guarantor hereby waives presentment and demand for payment, protest, notice of intention to accelerate, notice of acceleration, and notice of protest and nonpayment. To the maximum extent lawful, Guarantor waives all rights by which it might be entitled to require suit on an accrued right of action in respect of any Guaranteed Debt or require suit against any Borrower or others.

     10. LOAN DOCUMENTS. By execution hereof, Guarantor covenants and agrees that certain representations, warranties, terms, covenants, and conditions set forth in the Loan Documents are applicable to Guarantor by their terms and shall be imposed upon Guarantor, and Guarantor reaffirms that

Guaranty

each such representation and warranty is true and correct in all material respect to the extent that it relates to such Guarantor and covenants and agrees to promptly and properly perform, observe, and comply with each such term, covenant, or condition in each case as set forth in such Loan Documents. Moreover, Guarantor acknowledges and agrees that this Guaranty is subject to the offset provisions of the Loan Documents in favor of the Administrative Agent and the Lender Parties. In the event the Credit Agreement or any other Loan Document shall cease to remain in effect for any reason whatsoever during any period when any part of the Guaranteed Debt remains unpaid, the terms, covenants, and agreements of the Credit Agreement or such other Loan Document incorporated herein by reference shall nevertheless continue in full force and effect as obligations of Guarantor under this Guaranty.

     11. RELIANCE AND DUTY TO REMAIN INFORMED. Guarantor confirms that it has executed and delivered this Guaranty after reviewing the terms and conditions of the Loan Documents and such other information as it has deemed appropriate in order to make its own credit analysis and decision to execute and deliver this Guaranty. Guarantor confirms that it has made its own independent investigation with respect to any Borrower’s creditworthiness and is not executing and delivering this Guaranty in reliance on any representation or warranty by the Administrative Agent or any Lender Party as to that creditworthiness. Guarantor expressly assumes all responsibilities to remain informed of the financial condition of each Borrower and any circumstances affecting any Borrower’s ability to perform under the Loan Documents to which it is a party or any Collateral securing any Guaranteed Debt.

     12. NO REDUCTION. The Guaranteed Debt may not be reduced, discharged, or released because or by reason of any existing or future offset, claim, or defense (except for the defense of complete and final payment of the Guaranteed Debt (other than contingent Obligations included in the Guaranteed Debt for which no demand has been made)) of any Borrower or any other obligor against the Administrative Agent or any Lender Party or against payment of the Guaranteed Debt, whether that offset, claim, or defense arises in connection with the Guaranteed Debt or otherwise. Those claims and defenses include, without limitation, failure of consideration, breach of warranty, fraud, bankruptcy, incapacity/infancy, statute of limitations, lender liability, accord and satisfaction, usury, forged signatures, mistake, impossibility, frustration of purpose, and unconscionability.

     13. INSOLVENCY OF GUARANTOR. Should Guarantor (a) not be Solvent, or (b) fail to pay its debts generally as they become due, or (c) voluntarily seek, consent to, or acquiesce in, the benefit or benefits of any Debtor Relief Law (other than as a creditor or claimant), or (d) become a party to (or be made the subject of) any proceeding provided for by any Debtor Relief Law (other than as a creditor or claimant) that could suspend or otherwise adversely affect the rights of the Administrative Agent or any Lender Party granted hereunder (unless, in the event such proceeding is involuntary, the petition instituting same is dismissed within 60 days after its filing; provided, however, that no order for relief shall have been entered in the interim), then, in any such event, the Guaranteed Debt shall be, as among Guarantor, the Administrative Agent, and the Lender Parties, a fully matured, due, and payable obligation of Guarantor to the Administrative Agent and the Lender Parties, payable in full by Guarantor to the Lender Parties upon demand, and the amount thereof so payable shall be the estimated amount owing in respect of the contingent claim created hereunder.

     14. LOAN DOCUMENT. This Guaranty is a Loan Document and is subject to the applicable provisions of Sections 1 and 9 of the Credit Agreement, including, without limitation, the provisions relating to GOVERNING LAW, JURISDICTION, VENUE, SERVICE OF PROCESS, AND WAIVER OF JURY TRIAL, all of which are incorporated into this Guaranty by reference the same as if set forth in this Guaranty verbatim.

Guaranty

     15. NOTICES. For purposes of Section 9.2 of the Credit Agreement, Guarantor’s address and telecopy number are as set forth next to Guarantor’s signature on the signature page hereof.

     16. AMENDMENTS, ETC. No amendment, waiver, or discharge to or under this Guaranty is valid unless it is in writing and is signed by the party against whom it is sought to be enforced and is otherwise in conformity with the requirements of Section 9.1 of the Credit Agreement.

     17. ADMINISTRATIVE AGENT AND LENDER PARTIES. The Administrative Agent is the Administrative Agent for each Lender Party under the Credit Agreement. All rights granted to the Administrative Agent under or in connection with this Guaranty are for each Lender Parties’ ratable benefit. Administrative Agent may, without the joinder of any Lender Party, exercise any rights in the Administrative Agent’s or Lender Parties’ favor under or in connection with this Guaranty. the Administrative Agent’s and each Lender Party’s rights and obligations vis-a-vis each other may be subject to one or more separate agreements between those parties. However, Guarantor is not required to inquire about any such agreement or is subject to any of its terms unless Guarantor specifically joins such agreement Therefore, neither Guarantor nor its successors or assigns is entitled to any benefits or provisions of any such separate agreement or is entitled to rely upon or raise as a defense any party’s failure or refusal to comply with the provisions of such agreement.

     18. PARTIES. This Guaranty benefits the Administrative Agent, Lender Parties, and their respective successors and assigns and binds Guarantor and its successors and assigns. Upon appointment of any successor Administrative Agent under the Credit Agreement, all of the rights of Administrative Agent under this Guaranty automatically vest in that new Administrative Agent as successor Administrative Agent on behalf of Lender Parties without any further act, deed, conveyance, or other formality other than that appointment. The rights of the Administrative Agent and Lender Parties under this Guaranty may be transferred with any assignment of the Guaranteed Debt pursuant to and in accordance with the terms of the Credit Agreement. The Credit Agreement contains provisions governing assignments of the Guaranteed Debt and of rights and obligations under this Guaranty.

Remainder of Page Intentionally Blank.
Signature Page(s) to Follow.

Guaranty

     EXECUTED as of the date first stated in this Guaranty.

AFFILIATED COMPUTER SERVICES, INC.:

Address:	By:	/s/ NANCY P. VINEYARD

	Name:	Nancy P. Vineyard
Telephone:	Title:	SVP & Treasurer
Facsimile:

Guaranty